SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    Form 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): November 30, 2000
                                                          ----------------------


                           The Leather Factory, Inc..
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


             1-12368                                    75-2543540
--------------------------------         ---------------------------------------
    (Commission File Number)               (IRS Employer Identification Number)


    3847 East Loop 820 South, Fort Worth, Texas                   76119
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                   (Zip Code)


                                 (817) 496-4414
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets

         On November 30, 2000, Leather Tan Acquisition, Inc. ("Leather Tan") a Texas corporation and a newly-formed subsidiary of the Registrant, acquired the operating assets (the "Acquired Assets") of TLC Direct, Inc., a Texas corporation, and Tandy Leather Dealers, Inc., a Texas corporation, (collectively called the "Sellers"). The Sellers are subsidiaries of Tandycrafts, Inc. ("Tandycrafts"), a New York Stock Exchange-listed company based in Fort Worth, Texas. Prior to this transaction, the Acquired Assets were operated as the "Tandy Leather" business of Tandycrafts. The Acquired Assets include machinery, equipment, materials, supplies, inventory, trade booth inventory, catalog inventory, fixtures, goods in process, intellectual property, goodwill, trade names including "Tandy Leather" and "Tandy Leather Company," patents, trademarks, copyrights, leases, subleases, contracts, agreements, accounts, notes and other receivables, rights to Sellers' Internet Domain, certain leathercraft art, mailing lists and certain historic furniture.

         The consideration paid by Leather Tan for the Acquired Assets was cash in the amount of $2.85 million plus the assumption of (a) all of the Sellers' trade payables incurred in the ordinary course of business within ninety days prior to November 30, 2000, (b) all liabilities relating to any contracts assumed by the Registrant (including the obligations of the Sellers under certain listed licenses, sub-licenses, leases, sub-leases, contracts, and other arrangements), (c) certain other listed obligations, (d) transfer, filing, recording and other similar fees, and (e) any liabilities arising on or after November 30, 2000 The total amount of the liabilities assumed by Leather Tan is estimated to be between $450,000 and $500,000. . The purchase price was determined by arms' length negotiations between representatives of the Registrant and Tandycrafts.

         The source of Leather Tan's cash for this transaction was funds drawn on the Registrant's line of credit with Wells Fargo Business Credit, Inc. See
Item 5.

         The transaction described in this Item 2 was pursuant to an Asset Purchase Agreement between Leather Tan and the Sellers. The Registrant and Tandycrafts also executed the Asset Purchase Agreement for limited purposes. A copy of this agreement is filed as an exhibit to this report. See Item 7.

Item 5.  Other Events.

         On November 30, 2000, the Registrant and its subsidiaries (including Leather Tan) entered into a First Amendment to Credit and Security Agreement (the Amendment"), with Wells Fargo Business Credit, Inc. a Minnesota corporation ("Wells Fargo"). The Amendment amended the provisions of a Credit and Security Agreement that the Registrant and its subsidiaries entered with Wells Fargo in November 1999.

         In the Amendment, Wells Fargo consented to the transaction described in
Item 2 above and amended certain financial tests to reflect the acquisition of the Tandy Leather assets and to make previously contemplated extensions of these tests. Among these changes, the Amendment dropped a minimum debt service requirement in the existing credit agreement, and increased the percent of eligible inventory book value and the total amount of eligible inventory (both computed as provided in the credit agreement) that can be included in the Registrant's borrowing base under the credit agreement. Also, the Registrants' required minimum book net worth and minimum net income (as these are computed under the agreement) were adjusted for the balance of the calendar year 2000. In addition, extensions of these requirements were negotiated that set higher standards for the Registrant than the earlier provisions. The increased standards reflected the Registrant's improved financial performance since the credit agreement was signed.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Businesses Acquired.

             To be filed  supplementally  in  accordance  with  Instruction 4 to
             Item 7(a).

         (b) Pro Forma Financial Information.

             To be filed  supplementally  in  accordance  with  Instruction 2 to
             Item 7(b).

         (c) Exhibits.

         2.1 Asset Purchase Agreement, dated November 30, 2000, by and among Leather Tan Acquisition, Inc., a Texas corporation, as the purchaser, and, TLC Direct, Inc., a Texas corporation, and Tandy Leather Dealer, Inc., a Texas corporation as the sellers. Also entering into this agreement for limited purposes were the Registrant and Tandycrafts, Inc. [Schedules to this agreement have been omitted in accordance with the Instructions to Item 601
               (b) (2) to Regulation S-K.]

               The Registrant agrees to furnish supplementally a copy of any omitted Schedule to the Commission upon request.

        99.1 First Amendment to Credit and Security Agreement, dated November 30, 2000, among the Registrant, The Leather Factory, Inc., a
               Texas corporation, The Leather Factory, Inc., an Arizona corporation, Roberts, Cushman & Company, Inc., a New York corporation, Hi-Line Leather & Manufacturing Company, a California corporation, Leather Tan Acquisition, Inc., a Texas corporation and Wells Fargo Business Credit, Inc., a Minnesota corporation.

         This Report contains forward-looking statements based on current expectations that involve a number of uncertainties. Details on the factors that could affect The Leather Factory, Inc.'s financial results are included in The Leather Factory, Inc.'s Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K and on its Quarterly Reports on Form 10-Q.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                             THE LEATHER FACTORY, INC.



Date: December 14, 2000      BY:  /s/ Wray Thompson
                                 -----------------------------------------------
                                 Wray Thompson, Chairman of the Board, President and Chief Executive Officer